UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2015

SAGA COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11588	38-3042953
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

73 Kercheval Avenue
Grosse Pointe Farms, MI	48236
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (313) 886-7070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 24, 2015 (the “Separation Date”), Steven J. Goldstein, the Executive Vice President and Group Program Director for Saga Communications, Inc. (the “Company”), voluntarily resigned from employment with the Company. In connection with Mr. Goldstein’s resignation, the Company and Mr. Goldstein entered into a Separation Agreement and Mutual Release of All Claims (the “Separation Agreement”) effective as of April 1, 2015 (the “Effective Date”) and a related Consulting Agreement effective on the Effective Date (the “Consulting Agreement”).

Pursuant to the terms of the Separation Agreement, as of the Separation Date Mr. Goldstein has resigned from all positions with the Company, and the Company has accepted such resignations. Except as set forth in the Separation Agreement, all compensation and benefits from the Company to Mr. Goldstein terminate on the Separation Date. The Separation Agreement also provides that all of the 3,526 shares of Class A Common Stock of the Company granted to Mr. Goldstein under the terms of the Restricted Stock Agreement dated November 6, 2013 between Mr. Goldstein and the Company will be fully vested as of the Effective Date, and Mr. Goldstein’s rights with respect to certain stock options and nonqualified deferred compensation will be as set forth in the respective grant awards/plans and will not be affected by the Separation Agreement. The Company and Mr. Goldstein also agreed to certain mutual releases and covenants not to sue or provide assistance to any person or entity regarding pursuit of a claim against the Company or Mr. Goldstein, unless compelled by law. Mr. Goldstein agreed to certain obligations regarding (i) the Company’s confidential information, (ii) the return of Company property, records and documents, (iii) non-disparagement, and (iv) cooperation in litigation, investigative or other proceedings involving Company matters that occurred during his employment with the Company. Pursuant to applicable law, the Separation Agreement may be revoked by Mr. Goldstein prior to the Effective Date and if this occurs, Mr. Goldstein’s voluntary resignation from employment will remain effective and he will not be engaged as a consultant by the Company.

The Consulting Agreement provides that Mr. Goldstein will provide consulting services to the Company for a period of fourteen months, provided that Mr. Goldstein will not be required to work more than a maximum of ten hours per month. Mr. Goldstein will receive compensation at the rate of $34,167.00 per month for such services, but will be an independent contractor and not eligible for any fringe or employee benefits through the Company. Mr. Goldstein will be entitled to use the Company’s Westport, Connecticut office until the expiration of the Company’s current lease for the premises under the terms of the License Agreement set forth as Exhibit A to the Consulting Agreement. If Mr. Goldstein revokes his acceptance of the Separation Agreement prior to the Effective Date, the Consulting Agreement will be null and void.

The foregoing descriptions of the Separation Agreement and the Consulting Agreement are qualified in their entirety by the terms of the Separation Agreement and Consulting Agreement filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K, which are incorporated into this Item 5.02 by reference.

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Item 8.01 Other Events.

On March 26, 2015, the Company issued a press release announcing Mr. Goldstein’s voluntary resignation, as described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

     The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description

10.1	Separation Agreement and Release, effective April 1, 2015, between the Company and Steven J. Goldstein

10.2	Consulting Agreement, effective April 1, 2015, between the Company and Steven J. Goldstein

99.1	Press Release dated March 26, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAGA COMMUNICATIONS, INC.
Dated: March 26, 2015	By:	/s/ Samuel D. Bush
Samuel D. Bush
Senior Vice President and
Chief Financial Officer

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INDEX OF EXHIBITS

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description

10.1	Separation Agreement and Release, effective April 1, 2015, between the Company and Steven J. Goldstein

10.2	Consulting Agreement, effective April 1, 2015, between the Company and Steven J. Goldstein

99.1	Press Release dated March 26, 2015.

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